EXHIBIT 4.14

                             SUBSCRIPTION AGREEMENT
                                      UNITS

To: Parkside 2000 Resources Corp. (the "Issuer") of 16493 - 26th Avenue, Surrey, B.C. V3S 9W9


The undersigned (the "Subscriber") hereby acknowledges that the Issuer is proceeding with a private placement of units of the Issuer (the "Units") at a price of $0.11 per Unit, each Unit being comprised of one common share in the capital of the Issuer (a "Share") and one common share purchase warrant of the Issuer (a "Warrant"), and tenders to the Issuer this subscription offer which, upon acceptance by the Issuer, will constitute an agreement of the Subscriber to subscribe for, take up, purchase and pay for and, on the part of the Issuer, to issue and sell to the Subscriber the number of Units set out below (the "Purchased Securities") on the terms and subject to the conditions set out in this Agreement.

--------------------------------------------------------------------------------

     Number of Units:                                             320,000

     Total Purchase Price at $0.11 per Unit:                      $35,200
--------------------------------------------------------------------------------


PLEASE MAKE CHEQUES AND BANK DRAFTS PAYABLE TO "PARKSIDE 2000 RESOURCES CORP."


DATED at VANCOUVER, this 6TH day of NOVEMBER, 2002.


RICHARD W. HUGHES                                  711-675 W. HASTINGS
-------------------------------------              -----------------------------
Name of Subscriber - please print)                 (Subscriber's Address)

by: _________________________________              VANCOUVER, BC
                                                   -----------------------------
(Official Capacity or Title - please
print)                                             V6B 1N2
                                                   -----------------------------

/S/ RICHARD W. HUGHES                              604-685-2222
-------------------------------------              -----------------------------
Authorized Signature                               (Telephone Number)

                                                   604-685-3764
-------------------------------------              -----------------------------
(Please print name of individual whose             (Facsimile Number)
signature appears above if different
than the name of the Subscriber
printed above).                                    -----------------------------
                                                   (Email Address)

DETAILS OF BENEFICIAL PURCHASER IF
NOT SAME AS SUBSCRIBER:

-----------------------------------          -----------------------------------
(Name - please print)                        (Beneficial Purchaser's Address)

-----------------------------------          -----------------------------------

-----------------------------------          -----------------------------------
(if space is inadequate please
attach a schedule containing the
necessary information)

REGISTRATION INSTRUCTIONS:                            DELIVERY INSTRUCTIONS:

___________________________________          Instructions:
Name

-----------------------------------          -----------------------------------
Account reference, if applicable             Account reference, if applicable

-----------------------------------          -----------------------------------
Address                                      Contact Name

-----------------------------------          -----------------------------------
                                             Address

                                             -----------------------------------

                                             -----------------------------------
                                             Telephone Number

                                             -----------------------------------
                                             Facsimile Number

PRESENT OWNERSHIP OF SECURITIES

The Subscriber either [CHECK APPROPRIATE BOX]:

[_] owns directly or indirectly, or exercises control or direction over, no common shares in the capital of the Issuer or securities convertible into common shares in the capital of the Issuer; or

[_]      owns directly or indirectly,  or exercises  control or direction  over,
         __________ common shares in the capital of the Issuer and convertible securities entitling the Subscriber to acquire an additional __________ common shares in the capital of the Issuer.


INSIDER STATUS

The Subscriber either [CHECK APPROPRIATE BOX]:

[_] is an "Insider" of the Issuer as defined in the SECURITIES ACT (British Columbia); or

[_]      is not an Insider of the Issuer.

MEMBER OF "PRO GROUP"

The Subscriber either [CHECK APPROPRIATE BOX]:

[_] is a Member of the "Pro Group" as defined in the Rules of the TSX Venture Exchange; or

[_]      is not a member of the Pro Group.

This subscription is accepted by Parkside Resources 2000 Corp. on the 18th day of October, 2002.

PARKSIDE 2000 RESOURCES CORP.

Per:


-----------------------------
/S/ RUPERT L. BULLOCK

Authorized Signatory

1.       INTERPRETATION

1.1.     In this Agreement, unless the context otherwise requires:

         (a) "1933 Act" means the United States SECURITIES ACT of 1933, as amended;

         (b) "Acts" means the Alberta Act, the B.C. Act and the Ontario Act, collectively;

         (c) "Alberta Act" means the SECURITIES ACT (Alberta), the regulations and rules made thereunder and all instruments, policy statements, blanket orders, notices, directions and rulings issued by the Alberta Securities Commission, all as amended;

         (h) "B.C. Act" means the SECURITIES ACT (British Columbia), the regulations and rules made thereunder and all instruments, policy statements, blanket orders, notices, directions and rulings issued by the British Columbia Securities Commission, all as amended;

         (i) "BI 72-503" means BC Instrument 72-503 of the British Columbia Securities Commission entitled "Distribution of Securities Outside of British Columbia";

         (j) "Closing" means the day the Purchased Securities are issued to the Subscriber;

         (k)      "Commissions"  means the Alberta  Securities  Commission,  the
                  British  Columbia   Securities   Commission  and  the  Ontario
                  Securities Commission;

         (l) "Directed Selling Efforts" has the meaning ascribed to it in Regulation S;

         (m)      "Eligible Investor" means:

                  (i)      a person or Corporation whose:

                           (A) net assets, alone or with a spouse, exceed $400,000;

                           (B) net income before taxes exceeded $75,000 in each of the two most recent years and who reasonably expects to exceed that income level in the current year; or

                           (C) net income before taxes combined with that of a spouse exceeded $125,000 in each of the two most recent years and who reasonably expects to exceed that income level in the current year;

                  (ii) a person or Corporation of which a majority of the voting securities are beneficially owned by eligible investors or a majority of the directors are eligible investors;

                  (iii) a general partnership in which all of the partners are eligible investors;

                  (iv) a limited partnership in which the majority of the general partners are eligible investors;

                  (v) a trust or estate in which all of the beneficiaries or a majority of the trustees are eligible investors;

                  (vi) an accredited investor as defined in Multilateral Instrument 45-103; or

                  (vii) a person or Corporation that has obtained advice regarding the suitability of the investment and if the person or Corporation is in a jurisdiction of Canada that advice has been obtained from an investment dealer, securities dealer or their equivalent, registered under the securities legislation of the jurisdiction;

         (n)      "Exchange" means the TSX Venture Exchange;

         (o)      "Exemptions"   means  the   exemptions   from  the  prospectus
                  requirements of the Acts which are outlined in Part 4 of Multilateral Instrument 45-103, BI 72-503 and Section 2.3 Rule 45-501;

         (p)      "Foreign Issuer" has that meaning ascribed to it in Regulation
                  S;

         (q) "Multilateral Instrument 45-102" means Multilateral Instrument 45-102 "Resale of Securities" published by the Canadian Securities Administrators;

         (r) "Multilateral Instrument 45-103" means Multilateral Instrument 45-103 "Capital Raising Exemptions" adopted by the Alberta and British Columbia Securities Commissions;

         (s) "Offering Memorandum" means the offering memorandum, including all documents incorporated by reference therein and any amendments or supplements thereto, which has been or is to be prepared by the Issuer in connection with the Private Placement;

         (t) "Ontario Act" means the SECURITIES ACT (Ontario), the regulations and rules made thereunder and all instruments, policy statements, blanket orders, notices, directions and rulings issued by the Ontario Securities Commission, all as amended;

         (u) "Parties" or "Party" means the Subscriber, the Issuer or both, as the context requires;

         (v) "Private Placement" means the offering of the Units on the terms and conditions contained in this Agreement;

         (w) "Purchased Securities" means those Units which the Subscriber has agreed to purchase under this Agreement;

         (x)      "Regulation "S" means Regulation S promulgated  under the 1933
                  Act;

         (y)      "Regulatory   Authorities"   means  the  Commissions  and  the
                  Exchange;

         (z)      "Rule 45-501" means Ontario Securities Commission Rule 45-501;

         (aa) "Securities" means the Units, Shares, the Warrants and the Warrant Shares forming part of or issuable on exercise of the Purchased Securities;

         (bb) "Shares" means the previously unissued common shares in the capital of the Issuer offered by the Issuer pursuant to the Private Placement comprising part of the Units;

         (cc) "Substantial U.S. Market Interest" has that meaning ascribed to it in Regulation S;

         (dd)     "United States" has that meaning  ascribed to it in Regulation
                  S;

         (ee) "Units" means the units of the Issuer offered by the Issuer pursuant to the Private Placement, each comprised of one Share and one Warrant;

         (ff) "U.S. Person" has that meaning ascribed to it in Regulation S (which includes, but is not limited to, an individual resident in the United States and an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the United States);

         (gg) "Warrants" means share purchase warrants of the Issuer which will be issued as part of the Units; and

         (hh) "Warrant Shares" means the previously unissued common shares in the capital of the Issuer which will be issued upon the exercise of the Warrants.

1.2 Time is of the essence of this Agreement and will be calculated in accordance with the provisions of the INTERPRETATION ACT (British Columbia).

1.3 This Agreement is to be read with all changes in gender or number as required by the context.

1.4 The headings in this Agreement are for convenience of reference only and do not affect the interpretation of this Agreement.

1.5      All references to currency refer to Canadian dollars.

1.6 This Agreement is governed by, subject to and interpreted in accordance with the laws prevailing in the Province of British Columbia and the courts of the Province of British Columbia will have the exclusive jurisdiction over any dispute arising in connection with this Agreement.

2.       THE UNITS

2.1      Each Unit will be comprised of one Share and one Warrant.

2.2 The Shares and Warrants will be issued and registered in the name of the Subscriber or its nominee.

2.3 The aggregate subscription price for the Units will be allocated to the Shares.

3.       THE WARRANTS

3.1 Each whole Warrant will entitle the holder, on exercise, to purchase one Warrant Share at a price of $0.14 for a one year period following the Closing.

3.2 The certificates representing the Warrants will, among other things, include provisions for the appropriate adjustment in the class, number and price of the Warrant Shares issued on exercise of the Warrants upon the occurrence of certain events, including any subdivision, consolidation or reclassification of the Issuer's common shares, the payment of stock dividends and the amalgamation of the Issuer.

3.3 The issue of the Warrants will not restrict or prevent the Issuer from obtaining any other financing, or from issuing additional securities or rights, during the period within which the Warrants may be exercised.

4.       REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER

4.1 The Subscriber acknowledges, represents, warrants and covenants to and with the Issuer that, as at the date given above and at the Closing:

         (a) no prospectus has been filed by the Issuer with any of the Commissions in connection with the issuance of the Securities, such issuance is exempted from the prospectus requirements of the Acts and that:

                  (i) the Subscriber is restricted from using most of the civil remedies available under the Acts;

                  (ii) the Subscriber may not receive information that would otherwise be required to be provided to him under the Acts; and

                  (iii) the Issuer is relieved from certain obligations that would otherwise apply under the Acts;

         (b) the Subscriber certifies that it is resident in British Columbia, Alberta, Ontario or resident outside of Canada and the United States;

         (c) the Subscriber is purchasing the Purchased Securities as principal for its own account and not for the benefit of any other person or is deemed under the Acts to be purchasing the Purchased Securities as principal, and in either case is not purchasing the Purchased Securities with a view to the resale or distribution of all or any of the Securities;

         (d) the Subscriber has received a copy of the Offering Memorandum and has duly completed, signed and delivered to the Issuer two Form 45-103.F3 Risk Acknowledgements in the form attached as Appendix II hereto;

         (e) the Subscriber, if not a resident of British Columbia, certifies that it is not resident in British Columbia and acknowledges that:

                  (i)      no  securities   commission  or  similar   regulatory
                           authority has reviewed or passed on the merits of the Securities;

                  (ii) there is no government or other insurance covering the Securities;

                  (iii) there are risks associated with the purchase of the Securities;

                  (iv) there are restrictions on the Subscriber's ability to resell the Securities and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Securities; and

                  (v) the Issuer has advised the Subscriber that the Issuer is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell the Securities through a person registered to sell securities under the Acts and, as a consequence of acquiring the Securities pursuant to this exemption, certain protections, rights and remedies provided by the Act, including statutory rights of rescission or damages, will not be available to the Subscriber;

         (f) if the Subscriber is a resident of Alberta, the Subscriber is either:

                  (i) an Eligible Investor under Multilateral Instrument 45-103; or

                  (ii) purchasing Purchased Securities having an aggregate acquisition cost which does not exceed $10,000;

         (g) if the Subscriber is a resident of Ontario or is otherwise subject to the Ontario Act, the Subscriber is an "accredited investor" as defined in Rule 45-501, by virtue of the fact that the Subscriber falls within one or more of the sub-paragraphs of the definition of "accredited investor" set out in Appendix III hereto (the Subscriber having initialled the applicable sub-paragraph(s);

         (h)      if  the  Subscriber  is  resident   outside  of  Canada,   the
                  Subscriber:

                  (i) is knowledgeable of, or has been independently advised as to the applicable securities laws of the securities regulatory authorities (the "Authorities") having application in the jurisdiction in which the Subscriber is resident (the "International Jurisdiction") which would apply to the acquisition of the Securities, if any;

                  (ii) is purchasing the Purchased Securities pursuant to exemptions from the prospectus and registration requirements under the applicable securities laws of the Authorities in the International Jurisdiction or, if such is not applicable, the Subscriber is permitted to purchase the Purchased Securities under the applicable securities laws of the Authorities in the International Jurisdiction without the need to rely on any exemption; and

                  (iii) the applicable securities laws of the Authorities in the International Jurisdiction do not require the Issuer to make any filings or seek any approvals of any nature whatsoever from any Authority of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of the Purchased Securities;

         (i) to the best of the Subscriber's knowledge, the Units were not advertised;

         (j) no person has made to the Subscriber any written or oral representations:

                  (i) that any person will resell or repurchase any of the Securities;

                  (ii) that any person will refund the purchase price of any of the Securities;

                  (iii) as to the future price or value of any of the Securities; or

                  (iv) that any of the Securities will be listed and posted for trading on a stock exchange or that application has been made to list and post the any of the Securities for trading on a stock exchange, other than the listing of the Shares and the Warrant Shares on the Exchange;

         (k) the Subscriber is not a "control person" of the Issuer as defined in the Acts, will not become a "control person" by virtue of the purchase of the Purchased Securities, and does not intend to act in concert with any other person to form a control group of the Issuer;

         (l) this subscription has not been solicited in any other manner contrary to the Acts or the 1933 Act;

         (m) the Subscriber acknowledges that the Securities have not been registered under the 1933 Act or the securities laws of any state of the United States, and such securities must be held indefinitely and may not be offered or sold unless registered under the 1933 Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available, and that the Issuer has no obligation or present intention of filing a registration statement under the 1933 Act in respect of the any of the Securities;

         (n) the Purchased Securities are not being acquired directly or indirectly, for the account or benefit of a U.S. Person or a person in the United States and the Subscriber does not have any agreement or understanding (either written or oral) with any U.S. Person of a person in the United States respecting:

                  (i) the transfer or assignment of any rights or interest in any of the Securities;

                  (ii) the division of profits, losses, fees, commissions, or any financial stake in connection with this subscription; or

                  (iii)    the voting of the Shares or the Warrant Shares;

         (o) the current structure of this transaction and all transactions and activities contemplated hereunder is not a scheme to avoid the registration requirements of the 1993 Act;

         (p)      it  has  no  intention  to  distribute   either   directly  or
                  indirectly any of the Securities in the United States or to U.S. Persons;

         (q) the Subscriber acknowledges and agrees that the offer to purchase the Purchased Securities was not made to the Subscriber when the Subscriber was in the United States and that:

                  (i)      the Subscriber is not a U.S. Person;

                  (ii) the Subscriber is not and will not be purchasing the Purchased Securities for the account or benefit of any U.S. Person;

                  (iii) the Subscriber will not engage in any Directed Selling Efforts in respect of the Securities;

                  (iv) the Subscriber agrees not to engage in hedging transactions with regard to the Securities except in compliance with the 1933 Act; and

                  (v) the Issuer shall refuse to register any transfer of the Securities not made in accordance with the provisions of Regulation S, pursuant to registration under the 1933 Act, or pursuant to an available exemption from registration under the 1933 Act;

         (r) the Subscriber has no knowledge of a "material fact" or "material change" (as those terms are defined in the Acts) in the affairs of the Issuer that has not been generally disclosed to the public, save knowledge of this particular transaction;

         (s) the Subscriber's decision to tender this offer and purchase the Purchased Securities has not been made as a result of any verbal or written representation as to fact or otherwise made by or on behalf of the Issuer, or any other person and is based entirely upon currently available public information concerning the Issuer and the information contained in this Agreement and the Offering Memorandum;

         (t)      the  offer  made  by  this  subscription  is  irrevocable  and
                  requires   acceptance  by  the  Issuer  and  approval  of  the
                  Exchange;

         (u) the Issuer will have the right to accept this subscription offer in whole or in part and the acceptance of this subscription offer will be conditional upon the sale of the Purchased Securities to the Subscriber being exempt from the prospectus requirements of the relevant securities legislation;

         (v) the Subscriber has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto and, if an individual is of full age of majority, and if the Subscriber is a corporation it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation, and all necessary approvals by its directors, shareholders and others have been given to authorize the execution of this Agreement on behalf of the Subscriber;

         (w) the entering into of this Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a part or by which he is or may be bound;

         (x) this Agreement has been duly executed and delivered by the Subscriber and constitutes a legal, valid and binding obligation of the Subscriber enforceable against the Subscriber;

         (y) the Subscriber has been independently advised as to the applicable hold periods imposed in respect of the Securities by applicable securities legislation and regulatory policies and confirms that no representations by the Issuer have been made respecting the hold periods applicable to the Securities and is aware of the risks and other characteristics of the Securities and of the fact that the Subscriber may not be able to resell the Securities purchased by it except in accordance with the applicable securities legislation and regulatory policies and that the Securities may be subject to resale restrictions and may bear a legend to this effect;

         (z)      the  Subscriber,  and any  beneficial  purchaser  for whom the
                  Subscriber   is  acting,   is  resident  in  the  province  or
                  jurisdiction set out on the cover page of this Agreement;

         (aa) if required by applicable securities legislation, policy or order or by any securities commission, stock exchange or other regulatory authority, the Subscriber will execute, deliver, file and otherwise assist the Issuer in filing such reports, undertakings and other documents with respect to the issue of the Securities as may be required;

         (bb) the Subscriber has not purchased the Purchased Securities as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communication published in any newspaper, magazine or similar media or broadcast over radio, television or internet or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

         (cc) the Subscriber has been advised to consult its own legal advisors with respect to resale restrictions applicable to the Securities and the Subscriber is solely responsible (and the Issuer is not responsible) for compliance with applicable resale restrictions;

         (dd)     this   Subscription   Agreement  has  been  duly  and  validly
                  authorized, executed and delivered by and constitutes a legal, valid, binding and enforceable obligation of the Subscriber;

         (ee) the Subscriber, or, where it is not purchasing as principal, each beneficial purchaser, has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment and is able to bear the economic risk of loss of its investment;

         (ff) the Subscriber, if a corporation, has previously filed with the Exchange a Form 4C, Corporate Placee Registration Form, and represents and warrants that there has been no change to any of the information in the Corporate Placee Registration Form previously filed with the Exchange up to the date of this Agreement, or will deliver a completed Form 4C, Corporate Placee Registration

                  Form in the form attached hereto as Appendix I to the Issuer for filing with the Exchange in accordance with Section 8.2 hereof; and

         (gg) the Subscriber agrees that the above representations, warranties and covenants in this subsection will be true and correct both as of the execution of this subscription and as of the day of Closing.

4.2 The foregoing representations, warranties and covenants are made by the Subscriber with the intent that they be relied upon by the Issuer in determining its suitability as a purchaser of Units, and the Subscriber hereby agrees to indemnify the Issuer against all losses, claims, costs, expenses and damages or liabilities which any of them may suffer or incur as a result of reliance thereon. The Subscriber undertakes to notify the Issuer immediately of any change in any representation, warranty or other information relating to the Subscriber set forth herein which takes place prior to the Closing.

5.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE ISSUER

5.1 The Issuer represents, warrants and covenants that, as of the date given above and at the Closing:

         (a) the Issuer is a valid and subsisting corporation in good standing under the laws of the Province of British Columbia;

         (b) the Issuer is duly registered and licensed to carry on business in the jurisdictions in which it carries on business or owns property where required under the laws of that jurisdiction;

         (c) the authorized and issued capital of the Issuer are as disclosed in the Offering Memorandum and the outstanding shares of the Issuer are fully paid and non-assessable;

         (d) the Issuer will reserve or set aside sufficient shares in its treasury to issue the Shares and the Warrant Shares, and upon their issuance the Shares and the Warrant Shares will be duly and validly issued as fully paid and non-assessable;

         (e) except as qualified by the disclosure in the Offering Memorandum, the Issuer is the beneficial owner of the properties, business and assets or the interests in the properties, business or assets referred to in the Disclosure Record, all agreements by which the Issuer holds an interest in a property, business or assets are in good standing according to their terms and the properties are in good standing under the applicable laws of the jurisdictions in which they are situated;

         (f) the financial statements of the Issuer incorporated by reference in the Offering Memorandum and filed with any of the Commissions have all been prepared in accordance with Canadian generally accepted accounting principles, accurately reflect the financial position and all material liabilities (accrued, absolute, contingent or otherwise) of the Issuer as of the date thereof, and no adverse material changes in the financial position of the Issuer have taken place since the date thereof;

         (g) the Offering Memorandum does not contain a "misrepresentation" (as defined in the Acts);

         (h) the Issuer has complied and will comply fully with the requirements of all applicable corporate and securities laws and administrative policies and directions, including, without limitation, the Acts and the COMPANY ACT (British Columbia) in relation to the issue and trading of its securities and in all matters relating to the Private Placement;

         (i) there is not presently, and will not be until the closing of the Private Placement, any material change, as defined in the Acts, relating to the Issuer or change in any material fact, as defined in the Acts, relating to the Issuer or any of the Securities which has not been or will not be fully disclosed in accordance with the requirements of the Acts and the policies of the Exchange;

         (j) the issue and sale of the Securities by the Issuer does not and will not conflict with, and does not and will not result in a breach of, any of the terms of the Issuer's incorporating documents or any agreement or instrument to which the Issuer is a party;

         (k) the Issuer is not a party to any actions, suits or proceedings which could materially affect its business or financial condition, and to the best of the Issuer's knowledge no such actions, suits or proceedings are contemplated or have been threatened;

         (l)      there  are  no   judgments   against  the  Issuer   which  are
                  unsatisfied, nor is the Issuer subject to any consent decrees or injunctions;

         (m) this Agreement has been or will be by the Closing, duly authorized by all necessary corporate action on the part of the Issuer, and the Issuer has or will have by the Closing full corporate power and authority to undertake the Private Placement;

         (n) the Issuer is or will be prior to the Closing a "Qualifying Issuer" as defined in Multilateral Instrument 45-102 and the "hold period" under Multilateral Instrument 45-102 will not exceed four months from the date of issuance of the Purchased Securities in respect of the Shares, the Warrants and the Warrant Shares;

         (o) the Issuer is not in default of any of the requirements of the Acts or any of the administrative policies or notices of the Exchange;

         (p) no order ceasing or suspending trading in securities of the Issuer nor prohibiting the sale of such securities has been issued to and is outstanding against the Issuer or its directors, officers or promoters or against any other companies that have common directors, officers or promoters and no investigations or proceedings for such purposes are pending or threatened;

         (q) except as disclosed in the Offering Memorandum, no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming such a right, agreement or option, for the issue or allotment of any unissued shares in the capital of the Issuer or its subsidiaries, if any, or any other security convertible into or exchangeable for any such shares, or to require the Issuer or its subsidiaries, if any, to purchase, redeem or otherwise acquire any of the issued and outstanding shares in its capital;

         (r) the Issuer has filed all federal, provincial, local and foreign tax returns which are required to be filed, or have requested extensions thereof, and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for such assessments, fines and penalties which are currently being contested in good faith; and

         (s) the Issuer has established on its books and records reserves which are adequate for the payment of all taxes not yet due and payable and there are no liens for taxes on the assets of the Issuer or its subsidiaries, if any, except for taxes not yet due, and there are no audits of any of the tax returns of the Issuer which are known by the Issuer's management to be pending, and there are no claims which have been or may be asserted relating to any such tax returns which, if determined adversely, would result in the assertion by any governmental agency of any deficiency which would have a material adverse effect on the properties, business or assets of the Issuer.

5.2 The representations and warranties contained in this section will survive the Closing.

6.       CLOSING

6.1 The Closing will take place after the date of the conditional letter of acceptance of the Exchange for the Private Placement on such date as is determined by the Issuer, but in any event no later than 90 days following the date of this Agreement.

6.2      Upon execution of this  Agreement,  the Subscriber  will deliver to the
         Issuer:

         (a)      this subscription form, duly executed;

         (b) a certified cheque or bank draft for the total price of the Purchased Securities made payable to the Issuer;

         (c) if the Subscriber is not an individual, a fully executed corporate placee registration form in the form set out in Appendix I;

         (d) TWO duly completed and fully executed Form 45-103.F3 Risk Acknowledgements in the form set out in Appendix II; and

         (e) a duly competed and fully executed Accredited Investor Questionnaire in the form set out in Appendix III if the Subscriber is resident in Ontario or subject to the Ontario Act.

6.3 As soon as practicable following the Closing Date, the Issuer will deliver the Subscriber the certificates representing the Shares and the Warrants comprising the Subscriber's Units registered in the name of the Subscriber or its nominee.

7.       RESALE RESTRICTIONS

The Subscriber understands and acknowledges that the Shares and Warrants comprising the Units and the Warrant Shares issuable on exercise of the Warrants will be subject to certain resale restrictions under the Acts, the 1933 Act, the laws of the jurisdiction in which the Subscriber resides and the Exchange's policies, the terms of which may be endorsed on the certificates representing such Securities, and the Subscriber agrees to comply with such resale restrictions. The Warrants are non-transferrable. The Subscriber also acknowledges that it has been advised to consult its own independent legal advisor with respect to the applicable resale restrictions and the Subscriber is solely responsible for complying with such restrictions and the Issuer is not in any manner responsible for ensuring compliance by the Subscriber with the applicable resale restrictions.

8.       RIGHTS OF ACTION

8.1      Upon acceptance of this Agreement by this Issuer,  the Issuer grants to
         the  Subscriber  the  rights  of  action   described  in  the  Offering
         Memorandum under the heading "Purchasers' Rights".

9.       MISCELLANEOUS

9.1 The Subscriber hereby authorizes the Issuer to correct any errors in, or complete any minor information missing from this Agreement, the corporate placee registration form (Appendix I), the Form 45-903.F3 Risk Acknowledgement (Appendix II) and the Accredited Investor Questionnaire (Appendix III) which has been executed by the Subscriber and delivered to the Issuer. The Subscriber consents to the filing of such documents and any other documents as may be required to be filed with any stock exchange or securities regulatory authority in connection with the Private Placement.

9.2 Without limitation, this subscription and the transactions contemplated hereby are conditional upon and subject to the Issuer receiving the Exchange's approval of this subscription and the transactions contemplated hereby.

9.3 This Agreement, which includes any interest granted or right arising under this Agreement, may not be assigned or transferred.

9.4 Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the Parties with respect to the Securities and there are no other terms, conditions, representations or warranties whether expressed, implied, oral or written, by statute, by common law, by the Issuer, or by anyone else.

9.5      The Parties may amend this Agreement only in writing.

9.6      This Agreement enures to the benefit of and is binding upon the Parties
         and,  as  the  case  may  be,  their   respective   heirs,   executors,
         administrators and, successors.

9.7 A Party will give all notices or other written communications to the other Party concerning this Agreement by hand or by registered mail addressed to such other Party's respective address which is noted on the cover page of this Agreement.

9.8 This Agreement may be executed in counterparts, each of which when delivered will be deemed to be an original and all of which together will constitute one and the same document and the Issuer will be entitled to rely on delivery by facsimile machine of an executed copy of this subscription, and acceptance by the Issuer of such facsimile copy will be equally effective to create a valid and binding agreement between the Subscriber and the Issuer as if the Issuer had accepted the subscription originally executed by the Subscriber.

                                    APPENDIX I
                              TSX VENTURE EXCHANGE
                                     FORM 4C

                       CORPORATE PLACEE REGISTRATION FORM


Where subscribers to a Private Placement are not individuals, the following information about the placee must be provided. This Form will remain on file with the Exchange. The corporation, trust, portfolio manager or other entity (the "Placee") need only file it once, and it will be referenced for all subsequent Private Placements in which it participates. If any of the information provided in this Form changes, the Placee must notify the Exchange prior to participating in further placements with Exchange listed companies. If as a result of the Private Placement, the Placee becomes an Insider of the Issuer, Insiders of the Placee are reminded that they must file a Personal Information Form (2A) with the Exchange.


1.       Placee Information:


         (a)  Name of Placee:
                             ---------------------------------------------------

         (b)  Complete Address:
                               -------------------------------------------------

         (c)  Jurisdiction of Incorporation or Creation:
                                                        ------------------------

2.       (a)  Is the Placee purchasing securities as a portfolio manager (Yes/
No)?

         (b) Is the Placee carrying on business as a portfolio manager outside of Canada (Yes/No)?

3.       If the answer to 2(b) above was "Yes", the undersigned certifies that:

         (a) It is purchasing securities of an Issuer on behalf of managed accounts for which it is making the investment decision to purchase the securities and has full discretion to purchase or sell securities for such accounts without requiring the client's express consent to a transaction;

         (b) it carries on the business of managing the investment portfolios of clients through discretionary authority granted by those clients (a "portfolio manager" business) in _________________________ [jurisdiction], and it is permitted by law to carry on a portfolio manager business in that jurisdiction;

         (c) it was not created solely or primarily for the purpose of purchasing securities of the Issuer;

         (d) the total asset value of the investment portfolios it manages on behalf of clients is not less than $20,000,000; and

         (e) it has no reasonable grounds to believe, that any of the directors, senior officers and other insiders of the Issuer, and the persons that carry on investor relations activities for the Issuer has a beneficial interest in any of the managed accounts for which it is purchasing.

4. If the answer to 2(a), above was "No", please provide the names and addresses of control persons of the Placee:

------------------- ----------------- --------------------- --------------------

NAME                CITY              PROVINCE OR           COUNTRY
                                      STATE
------------------- ----------------- --------------------- --------------------


------------------- ----------------- --------------------- --------------------


------------------- ----------------- --------------------- --------------------


------------------- ----------------- --------------------- --------------------


------------------- ----------------- --------------------- --------------------

The undersigned acknowledges that it is bound by the provisions of applicable Securities Law, including provisions concerning the filing of insider reports and reports of acquisition (See for example, sections 87 and 111 of the SECURITIES ACT (British Columbia) and sections 176 and 182 of the SECURITIES ACT (Alberta).

Dated at                                       on
         -------------------------------------    ------------------------------


                                ------------------------------------------------
                                (Name of Purchaser - please print)

                                ------------------------------------------------
                                (Authorized Signature)

                                ------------------------------------------------
                                (Official Capacity - please print)

                                ------------------------------------------------
                                (please print name of individual whose signature appears above)


                          THIS IS NOT A PUBLIC DOCUMENT

                                   APPENDIX II

                                 FORM 45-903.F3

                              RISK ACKNOWLEDGEMENT


                                  W A R N I N G
--------------------------------------------------------------------------------

I acknowledge that this is a risky investment:

o        I am investing entirely at my own risk.

o No securities commission has evaluated or endorsed the merits of these securities or the disclosure in the offering memorandum.

o        I will not be able to sell these securities for 4 months.

o        I could lose all the money I invest.

I am investing $32,500 [total consideration] in total; this includes any amount I am obliged to pay in future.

I ACKNOWLEDGE THAT THIS IS A RISKY INVESTMENT AND THAT I COULD LOSE ALL THE MONEY I INVEST.


 -------------------------------                --------------------------------
 Date                                           Signature of Purchaser

                                                RICHARD W. HUGHES
                                                --------------------------------
                                                Print name of Purchaser

Sign 2 copies of this document. Keep one copy for your records.

--------------------------------------------------------------------------------


YOU HAVE 2 BUSINESS DAYS TO CANCEL YOUR PURCHASE

To do so, send a notice to Parkside 2000 Resources Corp. stating that you want to cancel your purchase. You must send the notice before midnight on the 2nd business day after you sign the agreement to purchase the securities. You can send the notice by fax or email or deliver it in person to Parkside 2000 Resources Corp. at its business address. Keep a copy of the notice for your records.

Issuer Name and Address:

Parkside 2000 Resources Corp.
16493 26th Avenue
Surrey, B.C.  V3S 9W9

Fax:  604-536-5358         E-mail:  bullock@npsnet.com

YOU ARE BUYING EXEMPT MARKET SECURITIES

They are called EXEMPT MARKET SECURITIES because two parts of securities law do not apply to them. If an issuer wants to sell EXEMPT MARKET SECURITIES to you:

o        the issuer  does not have to give you a  prospectus  (a  document  that
         describes   the   investment   in  detail  and  gives  you  some  legal
         protections), and

o the securities do not have to be sold by an investment dealer registered with a securities commission.

There are restrictions on your ability to resell EXEMPT MARKET SECURITIES. EXEMPT MARKET SECURITIES are more risky than other securities.

YOU WILL RECEIVE AN OFFERING MEMORANDUM

Read the offering memorandum carefully because it has important information about the issuer and its securities. Keep the offering memorandum because you have rights based on it. Talk to a lawyer for details about these rights.

For  more  information  on  the  EXEMPT  MARKET,   call  your  local  securities
commission.

British Columbia Securities Commission          Alberta Securities Commission
Pacific Centre                                  4th Floor, 300 - 5th Avenue S.W.
701 West Georgia Street                         Calgary, Alberta, Canada T2P 3C4
Vancouver, B.C. V7Y 1L2                         Telephone:  403-297-6454
Deliveries:  5th Floor                          Facsimile:  403-297-6156
Reception:  12th Floor                          Information:  403-297-4296
Main Phone:  604-899-6500                       Event's Line:  403-297-3745
Main Fax:  604-899-6506                         E-mail:  inquiries@seccom.ab.ca
E-mail:  inquiries@bcsc.bc.ca

Ontario Securities Commission
Inquiries & Contact Centre
20 Queen Street West, Suite 1903
Toronto ON M5H 3S8
Call the Contact Centre at:  416-593-8314
Toll Free at:  1-877-785-1555
E-mail:  inquiries@osc.gov.on.ca

[INSTRUCTION: THE PURCHASER MUST SIGN 2 COPIES OF THIS FORM. THE PURCHASER AND THE ISSUER MUST EACH RECEIVE A SIGNED COPY.]

                                  APPENDIX III


                    ONTARIO ACCREDITED INVESTOR QUESTIONNAIRE

The Subscriber is resident in the Province of Ontario and is an "Accredited Investor" as defined under the Ontario Securities Commission Rule 45-501, EXEMPT DISTRIBUTIONS, by virtue of the fact that the Subscriber is one of the following and has so indicated by INITIALING THE APPLICABLE PARAGRAPH:

________     (a)        a  bank  listed  in  Schedule  I or II of the  Bank  Act
                        (Canada),  or  an  authorized  foreign  bank  listed  in
                        Schedule III of that Act;

________     (b)        the Business  Development  Bank  incorporated  under the
                        Business  Development  Bank  Act  (Canada);

________     (c)        a  loan  corporation  or  trust  corporation  registered
                        under  the  Loan and Trust Corporations Act or under the
                        Trust  and  Loan   Companies  Act  (Canada),  or   under
                        comparable  legislation   in   any   other jurisdiction;

________     (d)        a  co-operative  credit  society,  credit union central,
                        federation  of  caisses  populaires,   credit  union  or
                        league, or regional caisse populaire, or an association under the Cooperative Credit Associations Act (Canada), in each case, located in Canada;

________     (e)        a  Corporation  licensed to do business as an  insurance
                        Corporation in any jurisdiction;

________     (f)        a subsidiary of any Corporation referred to in paragraph
                        (a), (b), (c), (d) or (e), where the Corporation owns all of the voting shares of the subsidiary;

________     (g)        a person  or  Corporation  registered  under  the Act or
                        securities legislation in another jurisdiction as an adviser or dealer, other than a limited market dealer;

________     (h)        the government of Canada or of any jurisdiction,  or any
                        crown  corporation,   instrumentality  or  agency  of  a
                        Canadian federal, provincial or territorial government;
________     (i)        any Canadian  municipality or any Canadian provincial or
                        territorial  capital city;

________     (j)        any  national, federal, state,  provincial,  territorial
                        or   municipal   government  of   or   in  any   foreign
                        jurisdiction, or any instrumentality or agency thereof;

________     (k)        a pension fund that is regulated by either the Office of
                        the Superintendent of Financial Institutions (Canada) or a provincial pension commission or similar regulatory authority;

________     (l)        a registered charity under the Income Tax Act (Canada);

________     (m)        an  individual  who  beneficially  owns, or who together
                        with a spouse beneficially own, financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $1,000,000;

________     (n)        an  individual  whose net income  before taxes  exceeded
                        $200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of those years and who, in either case, has a reasonable expectation of exceeding the same net income level in the current year;

________     (o)        an individual  who has been granted  registration  under
                        the   Act   or   securities   legislation   in   another
                        jurisdiction  as  a   representative   of  a  person  or
                        Corporation referred to in paragraph (g), whether or not the individual's registration is still in effect;

________     (p)        a promoter  of the issuer or an  affiliated  entity of a
                        promoter   of  the   issuer;

________     (q)        a  spouse,   parent, grandparent or child of an officer,
                        director or promoter of the  issuer;

________     (r)        a person or Corporation that, in relation to the issuer,
                        is  an  affiliated  entity  or  a person or  Corporation
                        referred  to   in  clause  (c)  of  the  definition   of
                        distribution in subsection 1(1) of the Act;

________     (s)        an issuer that is acquiring securities of its own issue;

________     (t)        a Corporation,  limited  partnership,  limited liability
                        partnership, trust or estate, other than a mutual fund or non-redeemable investment fund, that had net assets of at least $5,000,000 as reflected in its most recently prepared financial statements;

________     (u)        a  person  or  Corporation  that  is  recognized  by the
                        Commission as an accredited investor;

________     (v)        a mutual fund or  non-redeemable  investment  fund that,
                        in Ontario, distributes its securities only to persons or companies that are accredited investors;

________     (w)        a mutual fund or non-redeemable investment fund that, in
                        Ontario, distributes its securities under a prospectus for which a receipt has been granted by the Director;

________     (x)        a managed  account if it is acquiring a security that is
                        not a security of a mutual fund or non-redeemable investment fund;

________     (y)        an account that is fully managed by a trust  corporation
                        registered under the Loan and Trust Corporations Act;

________     (z)        an entity organized  outside of Canada that is analogous
                        to any of the entities referred to in paragraphs (a) through (g) and paragraph (k) in form and function; or

________     (aa)       a person or  Corporation  in respect of which all of the
                        owners of interests, direct or indirect, legal or beneficial, are persons or companies that are accredited investors.


As used in this questionnaire, the following terms have the following meanings:

(a)      "Corporation"   means  any   corporation,   incorporated   association,
         incorporated syndicate or other incorporated organization;

(b) "director" means the Executive Director of the Commission, a Director or Deputy Director of the Commission, or a person employed by the Commission in a position designated by the Executive Director for the purposes of this definition;

(c)      "entity"   means  a   company,   syndicate,   partnership,   trust   or
         unincorporated organization.

(d) "financial assets" means cash, securities, or any contract of insurance or deposit or evidence thereof that is not a security for the purpose of the Act;

(e) "managed account" means an investment portfolio account of a client established in writing with a portfolio adviser who makes investment decisions for the account and has full discretion to trade in securities of the account without requiring the client's express consent to a transaction;

(f) "mutual fund" includes an issuer of securities that entitle the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in a part of the net assets, including a separate fund or trust account, of the issuer of the securities;

(g)      "non-redeemable investment fund" means an issuer

         (i) whose primary purpose is to invest money provided by its security holders;

         (ii) that does not invest for the purpose of exercising effective control, seeking to exercise effective control, or being actively involved in the management of the issuers in which it invests, other than other mutual funds or non-redeemable investment funds; and

         (iii)    that is not a mutual fund;

(h) "person" means an individual, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator, or other legal representative;

(i) "portfolio adviser" means (i) a portfolio manager registered under the Act; or (ii) a broker or investment dealer exempted from registration as an adviser under subsection 148(1) of the Regulation to the Act if that broker or investment dealer is not exempt from the by-laws or regulations of the TSX or the Investment Dealers' Association of Canada referred to in that subsection;

(j) "related liabilities" means liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets and liabilities that are secured by financial assets;

(k) "spouse", in relation to an individual, means another individual to whom that individual is married, or another individual of the opposite sex or the same sex with whom that individual is living in a conjugal relationship outside marriage;

In OSC Rule 45-501 a person or Corporation is considered to be "controlled" by a person or Corporation if:

         (i)      in the case of a person or Corporation:

                  (A) voting securities of the first-mentioned person or Corporation carrying more than 50 percent of the votes for the election of directors are held, otherwise than by way of security only, by or for the benefit of the other person or Corporation, and

                  (B) the votes carried by the securities are entitled, if exercised, to elect a majority of the directors of the first-mentioned person or Corporation;

         (ii) in the case of a partnership that does not have directors, other than a limited partnership, the second-mentioned person or Corporation holds more than 50 percent of the interests in the partnership; or

         (iii) in the case of a limited partnership, the general partner is the second-mentioned person or Corporation.

In OSC Rule 45-501 a person or Corporation is considered to be an "affiliated entity" of another person or Corporation if one is a subsidiary entity of the other, or if both are subsidiary entities of the same person or Corporation, or if each of them is controlled by the same person or Corporation.

In OSC Rule 45-501 a person or Corporation is considered to be a "subsidiary entity" of another person or Corporation if:

         (i)      it is controlled by:

                  (A)      that other, or

                  (B) that other and one or more persons or Corporations each of which is controlled by that other, or

                  (C) two or more persons or Corporations, each of which is controlled by that other, or

         (ii) it is subsidiary entity of a person or Corporation that is the other's subsidiary entity.

The foregoing representation, warranty and certificate is true an accurate as of the date of this certificate and will be true and accurate as of Closing. If any such representation, warranty or certificate shall not be true and accurate prior to Closing, the undersigned shall give immediate written notice of such fact to the Issuer.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the ____ day of ______________________, 2002.





If a Corporation, Partnership or               If an Individual:
Other Entity:

--------------------------------------
Name of Entity                                 ---------------------------------
                                               Signature

--------------------------------------         ---------------------------------
Type of Entity                                 Print or Type Name


--------------------------------------
Signature of Person Signing


--------------------------------------
Print or Type Name and Title of Person
Signing